Morgan Stanley Information Fund
                          Item 77(O) 10F-3 Transactions
                        October 31, 2003 - March 31, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
 Atheros    02/11/  9,000,   $14.00 $126,000  68,200  0.758%   0.11
Communicat    04      000             ,000                      5%     Morgan
ions, Inc.                                                            Stanley,
                                                                       Lehman
                                                                     Brothers,
                                                                      Banc of
                                                                      America
                                                                     Securities
                                                                      LLC and
                                                                       Thomas
                                                                       Weisel
                                                                      Partners
                                                                        LLC

            02/19/  12,000   $23.50 $282,000  250,00  2.083%   0.70
  Arrow       04     ,000             ,000       0              8%     Morgan
Electronic                                                            Stanley,
 s, Inc.                                                               Credit
                                                                       Suisse
                                                                       First
                                                                      Boston,
                                                                      Goldman
                                                                      Sachs &
                                                                      Co, Banc
                                                                     of America
                                                                     Securities
                                                                     LLC and JP
                                                                       Morgan